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Exhibit 99.3

CASELLA WASTE SYSTEMS, INC. AND SUBSIDIARIES

CONSOLIDATED BALANCE SHEETS

(in thousands)

	April 30, 2002	October 31, 2002
		(Unaudited)
ASSETS
CURRENT ASSETS:
Cash and cash equivalents	$4,298	$10,276
Restricted cash	10,286	10,627
Accounts receivable—trade, net of allowance for doubtful accounts of $786 and $846	43,130	47,946
Notes receivable—officers/employees	1,105	1,104
Prepaid expenses	3,156	4,859
Inventory	2,410	1,810
Investments	62	22
Deferred income taxes	8,767	8,154
Assets held for sale	2,447	2,414
Other current assets	2,267	2,276

Total current assets	77,928	89,488

Property, plant and equipment, net of accumulated depreciation and amortization of $163,521 and $180,741	287,115	284,197
Goodwill, net	219,466	158,047
Other intangible assets, net	8,985	6,755
Deferred income taxes	648	—
Investments in unconsolidated entities	26,865	28,615
Net assets under contractual obligation	—	3,915
Other non-current assets	862	2,967

	543,941	484,496

	$621,869	$573,984

The accompanying notes are an integral part of these consolidated financial statements.

	April 30, 2002	October 31, 2002
		(Unaudited)
LIABILITIES AND STOCKHOLDERS' EQUITY
CURRENT LIABILITIES:
Current maturities of long-term debt	$6,436	$5,056
Current maturities of capital lease obligations	1,816	1,669
Accounts payable	23,690	31,994
Accrued payroll and related expenses	5,813	6,406
Accrued interest	1,481	3,349
Accrued income taxes	3,676	5,655
Accrued closure and post-closure costs, current portion	6,465	3,433
Liabilities of operations held for sale	828	1,261
Other accrued liabilities	23,706	19,463

Total current liabilities	73,911	78,286

Long-term debt, less current maturities	277,545	274,793
Capital lease obligations, less current maturities	3,051	2,301
Accrued closure and post-closure costs, less current maturities	18,307	20,716
Minority interest	523	105
Deferred income taxes	—	2,914
Other long-term liabilities	11,006	10,765
COMMITMENTS AND CONTINGENCIES
Series A redeemable, convertible preferred stock, 55,750 shares authorized, issued and outstanding as of April 30, 2002 and October 31, 2002, liquidation preference of $1,000 per share plus accrued but unpaid dividends	60,730	62,258
STOCKHOLDERS' EQUITY:
Class A common stock— Authorized—100,000,000 shares, $0.01 par value issued and outstanding—22,667,000 and 22,724,000 shares as of April 30, 2002 and October 31, 2002, respectively	227	227
Class B common stock— Authorized—1,000,000 shares, $0.01 par value 10 votes per share, issued and outstanding—988,000 shares	10	10
Accumulated other comprehensive loss	(4,250)	(2,527)
Additional paid-in capital	272,697	271,616
Accumulated deficit	(91,888)	(147,480)

Total stockholders' equity	176,796	121,846

	$621,869	$573,984

The accompanying notes are an integral part of these consolidated financial statements.

CASELLA WASTE SYSTEMS, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF OPERATIONS

(Unaudited)

(in thousands)

	Three Months Ended October 31,		Six Months Ended October 31,
	2001	2002	2001	2002
Revenues	$109,785	$114,497	$222,126	$230,397
Operating expenses:
Cost of operations	70,941	74,491	145,406	152,425
General and administration	13,468	14,161	27,192	28,554
Depreciation and amortization	12,935	12,221	25,565	24,277

	97,344	100,873	198,163	205,256

Operating income	12,441	13,624	23,963	25,141

Other expense/(income), net:
Interest income	(411)	(81)	(691)	(156)
Interest expense	8,137	6,933	16,840	14,087
(Income) loss from equity method investments	1,074	(1,550)	508	(1,751)
Minority interest	40	—	(31)	(152)
Other expense/(income), net:	(5,660)	222	(6,503)	251

Other expense, net	3,180	5,524	10,123	12,279

Income from continuing operations before income taxes, discontinued operations and cumulative effect of change in accounting principle	9,261	8,100	13,840	12,862
Provision for income taxes	3,144	3,470	5,292	5,628

Net income from continuing operations before discontinued operations and cumulative effect of change in accounting principle	6,117	4,630	8,548	7,234
Estimated loss on disposal of discontinued operations (net of income tax benefit of $574)	(1,625)	—	(1,625)	—
Cumulative effect of change in accounting principle (net of income tax benefit of $170 and $189)	—	—	(250)	(62,825)

Net (loss) income	4,492	4,630	6,673	(55,591)
Preferred stock dividend	703	769	1,405	1,528

Net (loss) income available to common stockholders	$3,789	$3,861	$5,268	$(57,119)

The accompanying notes are an integral part of these consolidated financial statements.

	Three Months Ended October 31,		Six Months Ended October 31,
	2001	2002	2001	2002
Earnings Per Share:
Basic:
Net income from continuing operations before discontinued operations and cumulative effect of change in accounting principle	$0.23	$0.16	$0.31	$0.24
Estimated loss on disposal of discontinued operations, net	(0.07)	—	(0.07)	—
Cumulative effect of change in accounting principle, net	—	—	(0.01)	(2.65)

Net (loss) income per common share	$0.16	$0.16	$0.23	$(2.41)

Basic weighted average common shares outstanding	23,409	23,710	23,338	23,697

Diluted:
Net income from continuing operations before discontinued operations and cumulative effect of change in accounting principle	$0.23	$0.16	$0.30	$0.24
Estimated loss on disposal of discontinued operations, net	(0.07)	—	(0.07)	—
Cumulative effect of change in accounting principle, net	—	—	(0.01)	(2.65)

Net (loss) income per common share	$0.16	$0.16	$0.22	$(2.41)

Diluted weighted average common shares outstanding	24,101	23,939	23,996	23,697

The accompanying notes are an integral part of these consolidated financial statements.

CASELLA WASTE SYSTEMS, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF CASH FLOWS

(Unaudited)

(in thousands)

	Six Months Ended October 31,
	2001	2002
Cash Flows from Operating Activities:
Net (loss) income	$6,673	$(55,591)
Adjustments to reconcile net (loss) income to net cash provided by operating activities—
Depreciation and amortization	25,565	24,277
Estimated loss on disposal of discontinued operations, net	1,625	—
Cumulative effect of change in accounting principle, net	250	62,825
(Income) loss from equity method investments	508	(1,751)
Gain on investments, net	(1,654)	—
Loss (gain) on sale of equipment	(158)	220
Gain on sale of assets	(4,698)	—
Non cash directors compensation	20	20
Minority interest	(31)	(152)
Deferred income taxes	2,311	4,364
Changes in assets and liabilities, net of effects of acquisitions and divestitures—
Accounts receivable	2,960	(10,126)
Accounts payable	3,377	10,776
Other assets and liabilities	777	(3,435)

	30,852	87,018

Net Cash Provided by Operating Activities	37,525	31,427

Cash Flows from Investing Activities:
Acquisitions, net of cash acquired	(311)	(1,486)
Proceeds from divestitures, net of cash divested	28,646	—
Additions to property, plant and equipment	(21,994)	(20,667)
Proceeds from sale of equipment	820	340
Proceeds from sale of investments	3,530	—
Distributions from (advances to) unconsolidated entities	(1,476)	500
Other	229	—

Net Cash (Used In) Provided by Investing Activities	9,444	(21,313)

Cash Flows from Financing Activities:
Proceeds from long-term borrowings	35,915	54,550
Principal payments on long-term debt	(94,936)	(59,579)
Proceeds from exercise of stock options	1,718	427

Net Cash Used In Financing Activities	(57,303)	(4,602)

Cash provided by (used in) discontinued operations	(5,295)	466
Net increase (decrease) in cash and cash equivalents	(15,629)	5,978
Cash and cash equivalents, beginning of period	22,001	4,298

Cash and cash equivalents, end of period	$6,372	$10,276

The accompanying notes are an integral part of these consolidated financial statements.

	Six Months Ended October 31,
	2001	2002
Supplemental Disclosures of Cash Flow Information:
Cash paid during the period for—
Interest	$18,990	$11,237
Income taxes, net of refunds	$83	$471
Supplemental Disclosures of Non-Cash Investing and Financing Activities:
Summary of entities acquired in purchase business combinations
Fair market value of assets acquired	$336	$1,589
Notes receivable exchanged for assets	(25)	—
Cash paid, net	(311)	(1,486)

Liabilities assumed	$—	$103

The accompanying notes are an integral part of these consolidated financial statements.

CASELLA WASTE SYSTEMS, INC. AND SUBSIDIARIES

NOTES TO UNAUDITED CONSOLIDATED FINANCIAL STATEMENTS

(Unaudited)

(in thousands, except for per share data)

1.    ORGANIZATION

        The consolidated balance sheets of Casella Waste Systems, Inc. and Subsidiaries (the "Company") as of April 30, 2002 and October 31, 2002, the consolidated statements of operations for the three and six months ended October 31, 2001 and 2002 and the consolidated statements of cash flows for the six months ended October 31, 2001 and 2002 are unaudited. In the opinion of management, such financial statements include all adjustments (which include normal recurring and nonrecurring adjustments) necessary for a fair presentation of the financial position, results of operations, and cash flows for the periods presented. The consolidated financial statements presented herein should be read in connection with the Company's audited consolidated financial statements as of and for the twelve months ended April 30, 2002. These were included as part of the Company's Annual Report on Form 10-K (the "Annual Report"). The results of the six months ended October 31, 2002 may not be indicative of the results that may be expected for the fiscal year ending April 30, 2003.

2.    BUSINESS COMBINATIONS

        During the six months ended October 31, 2002, the Company acquired three solid waste hauling operations in transactions accounted for as purchases. These transactions were in exchange for consideration of $1,486 in cash to the sellers. During the six months ended October 31, 2001, the Company acquired two solid waste hauling operations accounted for as purchases. These transactions were in exchange for consideration of $311 in cash to the sellers. The operating results of these businesses are included in the consolidated statements of operations from the dates of acquisition. The purchase prices have been allocated to the net assets acquired based on their fair values at the dates of acquisition with the residual amounts allocated to goodwill.

        The following unaudited pro forma combined information shows the results of the Company's operations as though each of the acquisitions had been completed as of May 1, 2001.

	Six Months Ended October 31, 2001	Six Months Ended October 31, 2002
Revenues	$222,918	$230,755
Operating income	24,178	25,237
Net (loss) income available to common stockholders	5,345	(57,089)
Diluted net (loss) income per common share	$0.22	$(2.41)
Diluted weighted average common shares outstanding	23,996	23,697

        The pro forma results have been prepared for comparative purposes only and are not necessarily indicative of the actual results of operations had the acquisitions taken place as of May 1, 2001 or the results of future operations of the Company. Furthermore, the pro forma results do not give effect to all cost savings or incremental costs that may occur as a result of the integration and consolidation of the completed acquisitions.

3.    ADOPTION OF NEW ACCOUNTING STANDARDS

(a)    SFAS No. 142, Goodwill and Other Intangible Assets

        In July 2001, the FASB issued SFAS No. 141, Business Combinations and SFAS No. 142, Goodwill and Other Intangible Assets. These new standards significantly modify the current accounting rules related to accounting for business acquisitions, amortization of intangible assets and the method of accounting for impairments of existing goodwill. The effective date for SFAS No. 142 is fiscal years beginning after December 15, 2001.

        SFAS No. 142, among other things, eliminates the amortization of goodwill and requires an annual assessment of goodwill impairment by applying a fair value based test. SFAS No. 142 requires that any goodwill recorded in connection with an acquisition consummated on or after July 1, 2001 not be amortized. The Company performed an impairment test as of May 1, 2002 and goodwill was determined to be impaired and the amount of $62,825 (net of tax benefit of $189) was charged to earnings as a cumulative effect of a change in accounting principle. The goodwill impairment is associated with the assets acquired by the Company in connection with its acquisition of KTI. Remaining goodwill will be tested for impairment on an annual basis and further impairment charges may result. In accordance with the non-amortization provisions of SFAS No. 142, remaining goodwill will not be amortized going forward. The following schedule reflects net income and earnings per share for the three and six months ended October 31, 2001 and 2002 adjusted to exclude goodwill amortization and impairment charges.

	Three Months Ended October 31,		Six Months Ended October 31,
	2001	2002	2001	2002
Reported net (loss) income available to common stockholders	$3,789	$3,861	$5,268	$(57,119)
Goodwill impairment charge, net of taxes	—	—	—	62,825
Goodwill amortization (net of income taxes of $354, $0, $635 and $0)	1,319	—	2,370	—

Adjusted net income available to common stockholders	$5,108	$3,861	$7,638	$5,706

Basic earnings per common share:
Reported net (loss) income available to common stockholders	$0.16	$0.16	$0.23	$(2.41)
Goodwill impairment charge, net of taxes	—	—	—	2.65
Goodwill amortization, net of taxes	0.06	—	0.10	—

Adjusted basic earnings per share available to common stockholders	$0.22	$0.16	$0.33	$0.24

Diluted earnings per common share:
Reported net (loss) income available to common stockholders	$0.16	$0.16	$0.22	$(2.41)
Goodwill impairment charge, net of taxes	—	—	—	2.65
Goodwill amortization, net of taxes	0.05	—	0.10	—

Adjusted diluted earnings per share available to common stockholders	$0.21	$0.16	$0.32	$0.24

(b)    SFAS No. 144, Accounting for the Impairment or Disposal of Long-Lived Assets

        On May 1, 2002, the Company adopted SFAS No. 144, Accounting for the Impairment of Long-Lived Assets. Among other things, this standard requires that the assets and liabilities of a disposal group held for sale (including those of discontinued operations) be presented separately in the asset and liability sections, respectively, of the balance sheet. The standard also requires reclassification of such items if financial statements are reissued. The table below shows the balance sheet as previously reported, and also as reclassified pursuant to SFAS No. 144.

	April 30, 2002	October 31, 2002
As previously reported:
Net assets held for sale	$—	$—
Net assets of discontinued operations	1,619	1,153
Other current assets	75,481	87,074

Total current assets	77,100	88,227
Non-current assets	543,941	484,496

Total assets	$621,041	$572,723

Current liabilities	$73,083	$77,025
Non-current liabilities	310,432	311,594

Total liabilities	$383,515	$388,619

Reclassified pursuant to FAS 144:
Assets held for sale	$2,447	$2,414
Other current assets	75,481	87,074

Total current assets	77,928	89,488
Non-current assets	543,941	484,496

Total assets	$621,869	$573,984

Liabilities of operations held for sale	$828	$1,261
Other current liabilities	73,083	77,025

Total current liabilities	73,911	78,286
Other non-current liabilities	310,432	311,594

Total liabilities	$384,343	$389,880

4.    LEGAL PROCEEDINGS

        In the normal course of its business and as a result of the extensive governmental regulation of the waste industry, the Company may periodically become subject to various judicial and administrative proceedings involving Federal, state or local agencies. In these proceedings, an agency may seek to impose fines on the Company or to revoke, or to deny renewal of, an operating permit held by the Company. In addition, the Company may become party to various claims and suits pending for alleged damages to persons and property, alleged violation of certain laws and for alleged liabilities arising out of matters occurring during the normal operation of the waste management business.

        The Company is a defendant in certain other lawsuits alleging various claims, none of which, either individually or in the aggregate, the Company believes are material to its financial condition, results of operations or cash flows.

5.    ENVIRONMENTAL LIABILITIES

        The Company is subject to liability for any environmental damage, including personal injury and property damage, that its solid waste, recycling and power generation facilities may cause to neighboring property owners, particularly as a result of the contamination of drinking water sources or soil, possibly including damage resulting from conditions existing before the Company acquired the facilities. The Company may also be subject to liability for similar claims arising from off-site environmental contamination caused by pollutants or hazardous substances if the Company or its predecessors arrange to transport, treat or dispose of those materials. Any substantial liability incurred by the Company arising from environmental damage could have a material adverse effect on the Company's business, financial condition and results of operations. The Company is not presently aware of any situations that it expects would have a material adverse impact.

6.    EARNINGS PER SHARE

        The following table sets forth the numerator and denominator used in the computation of earnings per share from continuing operations before discontinued operations and cumulative effect of change in accounting principle on a basic and diluted basis for the three and six months ended October 31, 2001 and 2002:

	Three Months Ended October 31,		Six Months Ended October 31,
	2001	2002	2001	2002
Numerator:
Net income from continuing operations before discontinued operations and cumulative effect of change in accounting principle	$6,117	$4,630	$8,548	$7,234
Less: Preferred dividends	(703)	(769)	(1,405)	(1,528)

Net income from continuing operations before discontinued operations and cumulative effect of change in accounting principle available to common stockholders	$5,414	$3,861	$7,143	$5,706

Denominator:
Number of shares outstanding, end of period:
Class A common stock	22,440	22,724	22,440	22,724
Class B common stock	988	988	988	988
Effect of weighted average shares outstanding during period	(19)	(2)	(90)	(15)

Weighted average number of common shares used in basic EPS	23,409	23,710	23,338	23,697
Impact of potentially dilutive securities:
Dilutive effect of options, warrants and contingent stock	692	229	658	—

Weighted average number of common shares used in diluted EPS	24,101	23,939	23,996	23,697

        For the three and six months ended October 31, 2001, 7,381 and 7,371 common stock equivalents related to options, convertible debt, and redeemable convertible preferred stock, respectively, were excluded from the calculation of dilutive shares since the inclusion of such shares would be anti-dilutive.

        For the three and six months ended October 31, 2002, 8,556 and 8,951 common stock equivalents related to options, convertible debt, and redeemable convertible preferred stock, respectively, were excluded from the calculation of dilutive shares since the inclusion of such shares would be anti-dilutive.

7.    COMPREHENSIVE (LOSS) INCOME

        Comprehensive (loss) income represents the change in the Company's equity from transactions and other events and circumstances from non-owner sources and includes all changes in equity except those resulting from investments by owners and distributions to owners.

        Comprehensive (loss) income for the three and six months ended October 31, 2002 is as follows:

	Three Months Ended October 31, 2002	Six Months Ended October 31, 2002
Net (loss) income	$4,630	$(55,591)
Other comprehensive income	1,297	1,723

Comprehensive (loss) income	$5,927	$(53,868)

        The components of other comprehensive income for the three and six months ended October 31, 2002 are shown as follows:

	Three Months Ended October 31, 2002
	Gross	Tax effect	Net of Tax
Changes in fair value of marketable securities during the period, net	$(3)	$—	$(3)
Change in fair value of interest rate swaps and commodity hedges during period, net	2,186	886	1,300

	$2,183	$886	$1,297

	Six Months Ended October 31, 2002
	Gross	Tax effect	Net of Tax
Changes in fair value of marketable securities during the period, net	$(40)	$—	$(40)
Change in fair value of interest rate swaps and commodity hedges during period, net	2,965	1,202	1,763

	$2,925	$1,202	$1,723

8.    DERIVATIVE INSTRUMENTS AND HEDGING ACTIVITIES

        The Company's strategy to hedge against fluctuations in variable interest rates involves entering into interest rate swaps that are specifically designated to existing interest payments under the credit facility and accounted for as cash flow hedges pursuant to SFAS No. 133, Accounting for Derivative Investments and Hedging Activities. The Company has six interest rate swaps outstanding, expiring at various times between January and April 2003 with an aggregate notional amount of $250,000. The Company has evaluated these swaps and believes these instruments qualify for hedge accounting pursuant to SFAS No. 133. As of October 31, 2002 the fair value of these swaps was an obligation of $4,389, with the net amount (net of taxes of $1,758) recorded as an unrealized loss in accumulated other comprehensive loss. The estimated net amount of the existing losses as of October 31, 2002 included in accumulated other comprehensive loss expected to be reclassified into earnings as payments are either made or received under the terms of the interest rate swaps within the next 12 months is approximately $4,389. The actual amounts reclassified into earnings are dependent on future movements in interest rates.

        The Company's strategy to hedge against fluctuations in the commodity prices of recycled paper is to enter into hedges to mitigate the variability in cash flows generated from the sales of recycled paper at floating prices, resulting in a fixed price being received from these sales. The Company has eleven commodity hedge contracts outstanding. These contracts expire between August 2003 and August 2005. The Company has evaluated these hedges and believes that these instruments qualify for hedge accounting pursuant to SFAS No. 133. As of October 31, 2002 the fair value of these hedges was an obligation of $70, with the net amount (net of taxes of $28) recorded as an unrealized loss in accumulated other comprehensive loss.

        On December 2, 2001, Enron Corporation ("Enron"), filed for Chapter 11 bankruptcy protection. As a result of the filing, the Company executed the early termination provisions provided under the forward contracts for which Enron was the counterparty, and the Company filed a claim with the bankruptcy court. Deferred gains of approximately $186, net of tax, related to the Company's terminated contracts with Enron were included in accumulated other comprehensive loss, and will be reclassified into earnings as the original hedged transactions settle. Additionally, the Company agreed with its equity method investee, US GreenFiber LLC ("GreenFiber"), to include GreenFiber in its claim (as allowed under the applicable affiliate provisions) in exchange for entering into commodity contracts between GreenFiber and the Company on terms identical to those with Enron. Subsequent changes in the fair value of these commodity contracts ($245 as of October 31, 2002) will be reflected in earnings until their March 2003 termination.

9.    SEGMENT REPORTING

        SFAS No. 131, Disclosures about Segments of an Enterprise and Related Information, establishes standards for reporting information about operating segments in financial statements. In general, SFAS No. 131 requires that business entities report selected information about operating segments in a manner consistent with that used for internal management reporting.

        The Company classifies its operations into Eastern, Central, Western and FCR Recycling. The Company's revenues in the Eastern, Central and Western segments are derived mainly from one industry segment, which includes the collection, transfer, recycling and disposal of non-hazardous solid waste. The Eastern Region also includes Maine Energy, which generates electricity from non-hazardous solid waste. The Company's revenues in the FCR Recycling segment are derived from integrated waste handling services, including processing and recycling of wood, paper, metals, aluminum, plastics and glass and brokerage of recycled materials. Ancillary operations, mainly residue recycling, major customer accounts and investments in unconsolidated entities, are included in Other.

	Eastern Region	Central Region	Western Region	FCR Recycling	Other	Eliminations	Total
Three Months Ended October 31, 2001 (1):
Outside revenues	$39,512	$25,431	$17,445	$22,836	$4,561	$—	$109,785
Inter-segment revenues	9,021	11,947	3,681	485	308	(25,442)	—
Net income (loss) from continuing operations before discontinued operations and cumulative effect of change in accounting principle	1,666	5,108	799	(1,143)	(313)	—	6,117
Total assets	$269,237	$116,996	$110,094	$71,444	$74,676	$—	$642,447
	Eastern Region	Central Region	Western Region	FCR Recycling	Other	Eliminations	Total
Three Months Ended October 31, 2002:
Outside revenues	$40,905	$25,398	$18,210	$26,375	$3,609	$—	$114,497
Inter-segment revenues	10,726	11,983	3,830	1,926	—	(28,465)	—
Net income (loss) from continuing operations before discontinued operations and cumulative effect of change in accounting principle	15	5,942	1,460	254	(3,041)	—	4,630
Total assets	$214,062	$113,676	$108,034	$61,437	$76,775	$—	$573,984
	Eastern Region	Central Region	Western Region	FCR Recycling	Other	Eliminations	Total
Six Months Ended October 31, 2001 (1):
Outside revenues	$78,591	$51,177	$35,081	$46,960	$10,317	$—	$222,126
Inter-segment revenues	16,829	24,405	8,187	3,199	1,849	(54,469)	—
Net income (loss) from continuing operations before discontinued operations and cumulative effect of change in accounting principle	2,318	10,378	1,778	(3,114)	(2,812)	—	8,548
Total assets	$269,237	$116,996	$110,094	$71,444	$74,676	$—	$642,447
	Eastern Region	Central Region	Western Region	FCR Recycling	Other	Eliminations	Total
Six Months Ended October 31, 2002:
Outside revenues	$80,033	$50,756	$35,534	$56,722	$7,352	$—	$230,397
Inter-segment revenues	20,451	24,380	7,724	5,711		(58,266)	—
Net income (loss) from continuing operations before discontinued operations and cumulative effect of change in accounting principle	(365)	11,378	2,532	60	(6,371)	—	7,234
Total assets	$214,062	$113,676	$108,034	$61,437	$76,775	$—	$573,984

(1)
Segment data for the three and six months ended October 31, 2001 have been restated to conform to the classification of data for the current fiscal year.

10.  DISCONTINUED OPERATIONS

        At the end of fiscal year 2001, the Company adopted a formal plan to dispose of its Tire Processing, Commercial Recycling and Mulch Recycling businesses (herein "discontinued businesses"). The Company has accounted for planned dispositions in accordance with APB Opinion No. 30, Reporting the Effects of Disposal of a Segment of a Business, and accordingly, discontinued businesses are carried at estimated net realizable value less costs to be incurred through the date of disposition.

        Net assets of discontinued operations at October 31, 2002 represent a commercial recycling facility that the Company expects to sell in fiscal year 2003. Net assets of discontinued operations are stated at their expected net realizable value and have been separately classified in the accompanying balance sheets.

11.  NET ASSETS UNDER CONTRACTUAL OBLIGATION

        Effective September 30, 2002, the Company transferred its export brokerage operations to former employees who had been responsible for managing that business. Consideration for the transaction was in the form of two notes receivable amounting to $5,463. These notes are payable within five years of the anniversary date of the transaction from free cash flow generated from the operations. The Company has not accounted for this transaction as a sale based on an assessment that the risks and other incidents of ownership have not sufficiently transferred to the buyer. The net assets of the operation are disclosed in the balance sheet as "net assets under contractual obligation", and will be reduced as payments are made.

12.  NEW ACCOUNTING PRONOUNCEMENTS

        In July 2001, the FASB issued SFAS No.143, Accounting for Asset Retirement Obligations. SFAS No. 143 requires entities to record the fair value of a liability for an asset retirement obligation in the period in which it is incurred. When the liability is initially recorded, the entity capitalizes the cost by increasing the carrying amount of the related long-lived asset. The liability is accreted to its present value each period and the capitalized cost is depreciated over the useful life of the related asset. Upon settlement of the liability, the entity either settles the obligation for the amount recorded or incurs a gain or loss. SFAS No. 143 is effective for fiscal years beginning after June 15, 2002. The Company will adopt SFAS No. 143 beginning May 1, 2003. Management is evaluating the effect of this statement on the Company's results of operations and financial position as well as related disclosures.

        In April 2002, the FASB issued SFAS No. 145, Rescission of FASB Statements No. 4, 44 and 64, Amendment of FASB Statement No. 13, and Technical Corrections. SFAS No. 145, among other things, restricts the classification of gains and losses from extinguishment of debt as extraordinary such that most debt extinguishment gains and losses will no longer be classified as extraordinary. SFAS No. 145 is effective for fiscal years beginning after May 15, 2002. Upon adoption, gains and losses on future debt extinguishment, if any, will be recorded in pre-tax income. Management is evaluating the effect of this statement on the Company's results of operations and financial position as well as related disclosures.

        In July 2002, the FASB issued SFAS No. 146, Accounting for Costs Associated with Exit or Disposal Activities. SFAS No. 146 addresses costs such as restructuring, involuntary termination of employees and consolidating facilities but excludes from its scope exit and disposal activities that are in connection with a business combination and those activities to which SFAS No. 143 and No. 144 are applicable. SFAS No. 146 is effective for exit and disposal activities that are initiated after December 31, 2002. Management is evaluating the effect of this statement on the Company's results of operations and financial position as well as related disclosures.

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  Exhibit 99.3
INDEX TO FINANCIAL STATEMENTS
CASELLA WASTE SYSTEMS, INC. AND SUBSIDIARIES CONSOLIDATED BALANCE SHEETS (in thousands)
CASELLA WASTE SYSTEMS, INC. AND SUBSIDIARIES CONSOLIDATED STATEMENTS OF OPERATIONS (Unaudited) (in thousands)
CASELLA WASTE SYSTEMS, INC. AND SUBSIDIARIES CONSOLIDATED STATEMENTS OF CASH FLOWS (Unaudited) (in thousands)
CASELLA WASTE SYSTEMS, INC. AND SUBSIDIARIES NOTES TO UNAUDITED CONSOLIDATED FINANCIAL STATEMENTS (Unaudited) (in thousands, except for per share data)